Exhibit 99.1

November 14, 2022: 08:30 AM Eastern Standard Time

Air Industries Group Announces Financial Results for the Three and Nine Months Ended September 30, 2022

Bay Shore, N.Y.--(BUSINESS WIRE)--Air Industries Group (NYSE American: AIRI), an integrated Tier 1 manufacturer of precision assemblies and components for mission-critical aerospace and defense applications, and a prime contractor to the U.S. Department of Defense, today announced its financial results for the three and nine-months ended September 30, 2022.

Third Quarter 2022 Comparisons

●	Consolidated net sales for the three months ended September 30, 2022 were $13.3 million, decreasing $1.1 million or (7.6%) from $14.4 million in the 2021 third quarter.

●	Consolidated gross profit for the three months ended September 30, 2022 was $2.2 million, an increase of $200,000 or 10.0% from $2.0 million in the third quarter of 2021. Gross profit margin was 16.9% for the quarter ended September 30, 2022 and 14.0% for the quarter ended September 30, 2021. The Company notes that it uses the Gross Profit Method for calculating gross profit in interim periods of the year.

●	Operating expenses for the three months ended September 30, 2022 were $2.1 million, an increase of $300,000 or 16.7% from $1.8 million in the 2021 third quarter

●	Operating income for the three months ended September 30, 2022 was $169,000, decreasing $8,000 from $177,000 in the 2021 third quarter.

●	Interest and financing costs for the three months ended September 30, 2022 were $323,000, compared with $331,000 in the 2021 third quarter.

●	Net loss for the three months ended September 30, 2022 was $142,000, compared with a net loss $66,000 in the 2021 third quarter.

Nine-Month 2022 Comparisons

●	Consolidated net sales for the nine months ended September 30, 2022 were $39.3 million, decreasing $4.2 million or (9.6%) from $43.5 million in the first nine months of 2021.

●	Consolidated gross profit for the nine months ended September 30, 2022 was $6.7 million, an increase of $300,000 or 4.7% from $6.4 million in the comparable 2021 period. Gross profit margin was 17.1% for the nine months ended September 30, 2022, compared with 14.7% reported for the same period of 2021. The Company notes that it uses the Gross Profit Method for calculating gross profit in interim periods of the year.

●	Operating expenses for the nine months ended September 30, 2022 were $6.1 million, increasing $300,000 from $5.8 million in the 2021 period.

●	Operating income for the nine months ended September 30, 2022 was $626,000 versus $644,000 reported for the 2021 period.

●	Interest and financing costs for the nine months ended September 30, 2022 were $935,000, compared with $961,000 in the 2021 period.

●	Net loss for the nine months ended September 30, 2022 was $177,000, compared with net income of $21,000 in the 2021 period.

Reconciliation of Net (Loss) to Adjusted EBITDA

Adjusted EBITDA	Nine Months Ended September 30, 2022
Net Income (Loss)	$(177,000)
Add-backs to EBITDA
Interest Expense	935,000
Taxes	-
Depreciation & Amortization	1,906,000
EBITDA	$2,664,000
Add-backs to Adjusted EBITDA
Stock Compensation	424,000
Adjusted EBITDA	$3,088,000

CEO Commentary

Lou Melluzzo, CEO of Air Industries said, “We saw significant pick-up in new business activity in the third quarter, and made further progress in our strategic plan. However, we also contended with persistent supply chain challenges that delayed our receipt of both components and raw materials and restricted our top-line performance. This is predominantly behind us.

“Among our recent achievements was winning a five-year $2.2 million Long-Term Agreement (LTA) for the Blackhawk Helicopter, bringing to twelve the number of Blackhawk LTAs we have received this year, with a combined estimated value of over $30 million.

“We also achieved sequential sales growth in several of our major platforms in the third quarter, most notably for the US Navy’s E-2D Advanced Hawkeye aircraft and the F-35 Joint Strike Fighter aircraft.

“In addition to the diversity of the aerospace platforms we address, we have expanded our product portfolio to include non-aerospace components, with special focus on the substantial opportunity in nuclear submarine work. We are pleased to report initial success in winning orders for submarine components.

“Vertical integration continues to be another essential part of our growth strategy. Our new in-house paint facility at Sterling is now fully operational and processing product. Qualifications for several additional customers continue. More recently, we added a new high-tech machine tool there to expand our efficiency and capability, primarily for a substantial life-of-program contract we won in January for a complex turbine engine case. We remain committed to making capital investments to further drive our growth.

“As we look to the final months of the year and beyond, we are excited about the many opportunities that are emerging. We remain committed to manufacturing products that meet or exceed the exacting safety and performance demands of the industries we address, while continuing capital investment that makes us an even more valuable partner to our customers.”

Additional information about the Company can be found in its filings with the SEC and by visiting the website at www.airindustriesgroup.com.

Investor Conference Call

Management will host a conference call on Monday, November 14, 2022 at 4:15 PM Eastern Time

Conference Toll-Free Number 866-571-0905

Conference Pin – 2418287#

ABOUT AIR INDUSTRIES GROUP is an integrated Tier 1 manufacturer of precision assemblies and components for mission-critical aerospace and defense applications, and a prime contractor to the U.S. Department of Defense.

Forward Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Adjusted EBITDA

The Company uses Adjusted EBITDA, a Non-GAAP financial measure as defined by the SEC, as a supplemental profitability measure because management finds it useful to understand and evaluate results, excluding the impact of non-cash depreciation and amortization charges, stock based compensation expenses, and nonrecurring expenses and outlays, prior to consideration of the impact of other potential sources and uses of cash, such as working capital items. This calculation may differ in method of calculation from similarly titled measures used by other companies and may be different than the EBITDA calculation used by our lenders for purposes of determining compliance with our financial covenants. This Non-GAAP measure may have limitations when understanding performance as it excludes the financial impact of transactions such as interest expense necessary to conduct the Company’s business and therefore are not intended to be an alternative to financial measure prepared in accordance with GAAP. The Company has not quantitatively reconciled its forward looking Adjusted EBITDA target to the most directly comparable GAAP measure because such items such as amortization of stock-based compensation and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company’s control, or cannot be predicted. For example, quantification of stock-based compensation is not possible as it requires inputs such as future grants and stock prices which are not currently ascertainable.

Contact Information

Air Industries Group

Investor Relations

631.328.7078

ir@airindustriesgroup.com

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